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                                                                   EXHIBIT 10.48

                                 THIRD AMENDMENT
                                     TO THE
                  WATERS CORPORATION 2003 EQUITY INCENTIVE PLAN

      WHEREAS, Waters Corporation (the "Corporation") has established and maintains an equity incentive plan for the benefit of certain employees, consultants and directors of the Corporation entitled the Waters Corporation 2003 Equity Incentive Plan (the "Plan"); and

      WHEREAS, the Corporation desires to amend the Plan;

      NOW THEREFORE, in accordance with the power of amendment contained in
Section 13 of the Plan, the Plan is hereby amended, effective as of December 13, 2006, as follows:

      1. Section 2.1 of the Plan ("Accelerate, Accelerated and Acceleration") is hereby amended to read in its entirety as follows:

                  "2.1. Accelerate, Accelerated, and Acceleration, when used with respect to an Option or Stock Appreciation Right, means that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock or Restricted Stock Units, means that the Risk of Forfeiture otherwise applicable to the Stock shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture."

      2. Section 2.4 of the Plan ("Award") is hereby amended to read in its entirety as follows:

                  "2.4. Award means any grant or sale pursuant to the Plan of
            Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units or Stock Grants."

      3. Section 2 of the Plan ("Definitions") is hereby amended by renumbering Sections 2.21 through 2.26 as Sections 2.22 and 2.27, respectively, and by adding a new Section 2.21 immediately following
            Section 2.20 to read in its entirety as follows:

                  "2.21. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture."

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      4.    Section 2.22 of the Plan ("Restriction Period"), as renumbered in accordance with paragraph 3 above, is hereby amended to read in its entirety as follows:

                  "2.22. Restriction Period means the period of time,
            established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Units are subject to a Risk of Forfeiture described in the applicable Award Agreement."

      5. Section 2.23 of the Plan ("Risk of Forfeiture"), as renumbered in accordance with paragraph 3 above, is hereby amended to read in its entirety as follows:

                  "2.23. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire the Shares at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions."

      6. Section 7 of the Plan ("Specific Terms of Awards") is hereby amended by renumbering Sections 7.4 and 7.5 as Sections 7.5 and 7.6, respectively, and by adding a new Section 7.4 immediately following
            Section 7.3 to read in its entirety as follows:

                  "7.4. Restricted Stock Units.

                        "(a) Character. Each Restricted Stock Unit shall entitle
            the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

                        "(b) Form and Timing of Payment. Payment of earned
            Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings."

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      7.    Section 8.2 of the Plan ("Change in Control") is hereby amended to read in its entirety as follows:

                  "8.2. Change in Control. In the event of a Change in Control
            (including a Change of Control which is an Acquisition), any Restricted Stock Award or Restricted Stock Unit still then subject to a Risk of Forfeiture and any outstanding Option or Stock Appreciation Right not then exercisable in full shall fully vest whether or not the repurchase rights for Restricted Stock are acquired by an acquiring entity and whether or not outstanding Options or Stock Appreciation Rights are assumed by an acquiring entity or replaced by comparable options to purchase shares of the capital stock of a successor or acquiring entity or parent thereof or stock appreciation rights."

      8. The Plan is hereby amended by adding at the end thereof a new Attachment B ("Subplan for Stock Grants in France") in the form attached hereto as Exhibit 1.

      IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed on its behalf by its duly authorized representative this 13th day of December, 2006.

                                WATERS CORPORATION

                                By:  /s/ Elizabeth B. Rae
                                     ----------------------------
                                Its:  Vice President, Corporate Human Resources
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                                                                       Exhibit 1

                                  ATTACHMENT B

                  SUBPLAN FOR RESTRICTED STOCK UNITS IN FRANCE

This subplan will apply to Participants in the 2003 Equity Incentive Plan (the "2003 Plan") who are or may become subject to French taxation (i.e., income tax and/or social security tax) as a result of Restricted Stock Units awarded under the 2003 Plan.

Section 7.6 of the 2003 Plan authorizes the Committee to modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed. This subplan has been established to qualify the Restricted Stock Units for the favorable French tax and social security treatment.

The terms of the 2003 Plan, as modified by this subplan for France, constitute the "2003 French Restricted Stock Units Plan", so as to comply with the provisions of Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code and French employment law. This subplan shall be interpreted and operated with that intention.

This subplan should be read in conjunction with the 2003 Plan and is subject to the terms and conditions of the 2003 Plan except to the extent that the terms and conditions of the 2003 Plan differ from or conflict with the terms set out in this subplan, in which event, the terms set out in this subplan shall prevail.

Under the 2003 French Restricted Stock Units Plan, Participants will be awarded only Restricted Stock Units, as defined below Section 1.1.

An award of Restricted Stock Units shall be subject to the terms of the 2003 French Restricted Stock Units Plan if the Award Agreement evidencing such award refers to the 2003 French Restricted Stock Units Plan.

The terms of this subplan are the terms set out in the rules of the 2003 Plan, modified as follows.

1.    DEFINITIONS

Capitalized terms used herein and not defined in this Section 1. shall have the meanings ascribed to such terms in the 2003 Plan.

1.1.  RESTRICTED STOCK UNIT

The term "Restricted Stock Unit" shall mean an unsecured and conditional right to receive, free of charge, at the Vesting Date, one share of Stock of the Company for each Restricted Stock Unit

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awarded, provided the Presence Condition described section 9, and any other condition which may be set forth in the applicable Award Agreement, is satisfied on the Vesting Date.

1.2.  VESTING DATE

The term "Vesting Date" shall mean the date on which the Presence Condition, and any other condition which may be set forth in the applicable Award Agreement, must be satisfied. This date is also the date on which, provided that the condition(s) is (are) satisfied, the Company Stock underlying the Restricted Stock Unit shall be delivered to the Participant.

1.3.  EMPLOYEE

The term "Employee" shall mean a current salaried employee, as defined by French labor law.

1.4.  Corporate Officer

The term "Corporate Officer" shall mean a corporate officer ("mandataire social") as defined in Article L. 225-197-1, II of the French Commercial Code.

2.    PARTICIPANT

Only an Employee, as defined Section 1.3., and/or a Corporate Officer, as defined Section 1.4., of the Company, or an Affiliate having a capital link as defined in Article L. 225-197-1, II of the French Commercial Code(1), shall be awarded Restricted Stock Units pursuant to this subplan.

Notwithstanding any other provision of the 2003 Plan, Restricted Stock Units awarded under the 2003 Plan to any Employee or Corporate Officer who is holding Stocks representing 10% or more of Waters Corporation's capital at the date of the award or who may hold Stocks representing 10% or more of Waters Corporation's capital due to the award of Restricted Stock Units shall not be deemed to have been awarded pursuant to this subplan.

3.    NUMBER OF SHARES OF STOCK GRANTED

Notwithstanding any other provision of the 2003 Plan, the total number of shares of Stock granted under the 2003 French Restricted Stock Units Plan may not exceed 10% of the Company's Stock.

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(1)   - At least 10% of the employer's company capital must be held, directly or indirectly, by the issuing company.

      - the employer's company must directly or indirectly hold at least 10% of the issuing company's capital.

      - at least 50% of the employer's company capital must be held, directly or indirectly, by a company which holds at least 50% of the issuing company's capital. -

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4.    MINIMUM PERIOD DURING WHICH THE SHARES OF STOCK CAN NOT BE DELIVERED

Notwithstanding any other provision of the 2003 Plan, the Restricted Stock Units shall not vest and the shares of Stock underlying the Restricted Stock Units shall not be delivered to Participants before the end of a minimum two-year period as from the date of award of the Restricted Stock Units, except in the event of death as described below in Section 7, or as otherwise provided by the French commercial code as exception to this vesting period.

5.    RESTRICTION ON THE ACCELERATED VESTING

Notwithstanding any other provision of the 2003 Plan and pursuant to the minimum vesting period described Section 4, the vesting can not be accelerated before the second anniversary of the date of grant of the Restricted Stock Units, except in the event of death as described below in Section 7. or as otherwise provided by the French commercial code as exception to this vesting period.

6.    NON TRANSFERABILITY OF THE AWARD

Notwithstanding any other provision of the 2003 Plan, the Restricted Stock Units can not be transferred or otherwise disposed of, except in the event mentioned
Section 7.

7.    TRANSFER TO HEIRS

Notwithstanding any other provision of the 2003 Plan, in the event of death of a Participant, his/her heirs are entitled to request that the number of shares of Stock corresponding to the unvested Restricted Stock Units at the date of death be delivered, provided such request is made within six months as from the date of death.

8.    RELEASE OF WHOLE NUMBER OF SHARES OF STOCK

Notwithstanding any other provision of the 2003 Plan, only whole number of Restricted Stock Units shall vest and only whole number of shares of Stock shall be delivered to Participants.

9.    PRESENCE CONDITION

9.1 Provided that Restricted Stock Units have been awarded to Employee, Restricted Stock Units shall vest subject to the continued employment of the Participant at the Vesting Date, except in the event of death as described above
Section 76, or as otherwise provided by the French commercial code.

9.2 Provided that Restricted Stock Units have been awarded to a Corporate Officer in his capacity of Corporate Officer, Restricted Stock Units shall vest subject to the continued Corporate Officer status of the Participant at the Vesting Date, except in the event of death as described above Section 7, or as otherwise provided by the French commercial code.

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10.   DEFINITIVE DELIVERY

Notwithstanding any other provision of the 2003 Plan, once the shares of Stock are delivered, they are delivered definitively and can not be cancelled or rescinded and the Participant can not be obliged to return the shares of Stock.

11.   MINIMUM TWO YEAR HOLDING PERIOD

Notwithstanding any other provisions of the 2003 Plan, once delivered, the shares of Stock underlying the Restricted Stock Units must be compulsorily held by the Participant during a minimum period of two years beginning on the date of their delivery, except if otherwise provided by the French commercial code.

12.   CLOSED PERIODS DURING WHICH THE SHARES OF STOCK CAN NOT BE SOLD

Notwithstanding any other provision of the 2003 Plan, once delivered, shares of Stock shall not be sold within the periods as set forth in Article L. 225-197-1, I of the French Commercial Code(2).

13.   NON ADJUSTABILITY OF THE AWARD

Notwithstanding any other provision of the 2003 Plan, the number of Restricted Stock Units awarded as well as the number of shares of Stock delivered can not be modified, except if provided by French law.

14.   CHANGES TO THE 2003 PLAN

The Committee or the Board may not change the 2003 Plan in any way that affects this subplan, the Restricted Stock Units awarded or shares of Stock delivered under this subplan, if the change is inconsistent with French law and, in particular, French legislation regarding the granting of free shares of Stock, as defined in Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code and French labor law.

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(2) These periods are currently the following:

(i) The period of ten Stock Exchange trading sessions preceding and following the date on which the consolidated financial statements, or failing that, the annual accounts, are published;

(ii) The period between the date on which the corporate management of Waters Corporation becomes aware of information, which, if published, might have a significant effect on the price of the company's shares, and the latest date of the ten Stock Exchange trading sessions following the date on which this information is published.

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15.   SEVERABILITY

The terms and conditions provided in the 2003 French Restricted Stock Units Plan are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable under French law, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.